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                                                                    Exhibit 99.I

                               THOMPSON COBURN LLP
                                One US BankPlaza
                               St. Louis, MO 63101
                                 (314) 552-6295


April 29, 2003



VIA EDGAR
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  The Timothy Plan; SEC File Nos. 811-08228; 033-73248

Dear Sir or Madam:

     The Timothy Plan, a Delaware business trust (the "Trust"), is an open-end management investment company registered under the Investment Company Act of 1940, as amended, and the Securities Act of 1933, as amended ("Securities Act"). We understand that the Trust is about to file post-effective amendment number 16 to its registration statement pursuant to Rule 485(b) under the Securities Act.

     We have, as legal counsel, reviewed the above-referenced post-effective amendment, and, pursuant to paragraph (b)(4) under Rule 485 of the Securities Act, represent that this post-effective amendment does not contain disclosures which would render it ineligible to become effective pursuant to paragraph (b) of Rule 485.

     We hereby consent to this opinion accompanying the post-effective amendment number 16 to the Fund's registration statement which the Fund herein files with the Securities and Exchange Commission.


                                                    Very truly yours,


                                                    THOMPSON COBURN LLP